UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2019

Global Seed Corporation

(Exact name of registrant as specified in its charter)

Texas	000-55199	27-3028235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3906- 3907, Vanke ITC Center, Changan, Dongguan, China 523845

(Address of Principal Executive Offices)

Registrant’s telephone number: (852) 65533834

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2019, Global Seed Corporation, a Texas corporation (the “Company”), entered into a share exchange agreement (the “Share Exchange Agreement”) with Well Benefit International Limited (“Well Benefit”), a British Virgin Islands company, and all of the shareholders of Well Benefit (the “Shareholders”) to acquire all the issued and outstanding capital stock of Well Benefit in exchange for the issuance to the Shareholders an aggregate of 252,874,025 restricted shares of the Company’s common stock (the “Reverse Merger”). The Reverse Merger is exptecd to be closed by the end of October 2019.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Share Exchange Agreement by and among Global Seed Corporation, Well Benefit International Limited and the shareholders of Well Benefit International Limited dated October 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Seed Corporation

Date: October 2, 2019

/s/ Chan Hiu
Name: Chan Hiu
Title: Chief Financial Officer